UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2008

Commission File No.	Exact name of each Registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone number	I.R.S. Employer Identification Number
1-8180	TECO ENERGY, INC.	59-2052286
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

1-5007	TAMPA ELECTRIC COMPANY	59-0475140
(a Florida corporation) TECO Plaza 702 N. Franklin Street Tampa, Florida 33602 (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01:	Other Events

On June 12, 2008, the Tampa Electric and Peoples Gas Divisions of Tampa Electric Company each delivered a letter to the Florida Public Service Commission notifying it of their intent to file in approximately 60 days a request for an increase in their base rates, to be effective at the conclusion of the respective rate cases. The letters serve as test year notifications under the Florida Administrative Code Rules, and copies are attached as Exhibits 99.1 and 99.2.

Section 9 – Financial Statements and Exhibits

Item 9.01:	Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter to Florida Public Service Commission from Tampa Electric, dated June 12, 2008.

99.2	Letter to Florida Public Service Commission from Peoples Gas System, dated June 12, 2008.

The exhibits which are part of this report contain forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. Actual results may differ materially from those forecasted. The forecasted results are based on the company’s current expectations and assumptions, and the company does not undertake to update that information or any other information contained in this report, except as may be required by law. Additional information is contained under “Risk Factors” in TECO Energy, Inc.’s and Tampa Electric Company’s combined Annual Report on Form 10-K for the period ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	TECO ENERGY, INC.
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Date: June 12, 2008	TAMPA ELECTRIC COMPANY
(Registrant)

/s/ G. L. GILLETTE
G. L. GILLETTE
Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Letter to Florida Public Service Commission from Tampa Electric, dated June 12, 2008.

99.2	Letter to Florida Public Service Commission from Peoples Gas System, dated June 12, 2008.